Exhibit 99.1

Capricor Therapeutics Reports Fourth Quarter and Full Year 2021

Financial Results and Provides Corporate Update

CAP-1002 Cell Therapy Programs

-Pivotal Phase 3, HOPE-3 Trial Initiation Underway-

-Entered Exclusive Partnership with Nippon Shinyaku for Commercialization and Distribution of CAP-1002 for Duchenne Muscular Dystrophy in United States-

-Capricor to Receive Upfront Payment of $30 Million with Additional Milestone Payments of up to $705 Million-

-Phase 2 INSPIRE Top-Line Data Expected by End of First Quarter of 2022-

Engineered Exosomes Platform

-Pipeline Expansion Underway Using Engineered Exosomes-

-Expansion of Senior Leadership Team and Research Facilities in San Diego, California-

-To Host Conference Call and Webcast Today at 4:30 p.m. ET-

SAN DIEGO, Calif., March 10, 2022 (GLOBE NEWSWIRE) – Capricor Therapeutics (NASDAQ: CAPR), a biotechnology company focused on the development of transformative cell and exosome-based therapeutics for the treatment and prevention of a broad spectrum of diseases, announced today its financial results for the fourth quarter and full year 2021 and provided a corporate update.

"In 2021, Capricor made significant progress on our late-stage cell therapy program for Duchenne muscular dystrophy (DMD) and COVID-19 as well as the continued expansion of our exosomes platform. We recently announced an exclusive partnership with Nippon Shinyaku for the commercialization and distribution of CAP-1002 for DMD in the United States. HOPE-3, the Phase 3 clinical trial that will be supported by this partnership, will commence shortly and is expected to be the pivotal trial for CAP-1002 in DMD. In 2021, we completed our Phase 2, HOPE-2 clinical trial, achieving positive outcomes for critical study endpoints in a population that was in the late stages of the disease process and largely non-ambulant with few therapeutic options. Across the study population, the treatment reduced the rate at which upper limb function declined and also improved cardiac function. It is important to understand the real differences this treatment can potentially make in patients’ lives. We are hopeful that CAP-1002 can improve the trajectory of DMD and will share further updates on this program as they become available,” said Linda Marbán, Ph.D., Capricor’s chief executive officer.

Dr. Marbán continued, “In another important development, we completed enrollment of our Phase 2, INSPIRE clinical study using CAP-1002 to treat severe COVID-19 patients and plan to have top-line data available by the end of this quarter.”

“Turning to our exosomes program, at this time, based on the current availability of vaccines for COVID-19, we have decided to hold off on further development of our exosome-mRNA vaccine. However, the power of exosomes as nature’s drug delivery system motivates us to becoming a leading exosomes company. To that end, we are currently focused on the expansion of our platform of exosome-based therapeutics and vaccines. Finally, we have completed the expansion of our corporate and research headquarters to San Diego where we are building a world-class management team to continue the development of CAP-1002 and our exosome platform,” added Dr. Marbán.

Full Year 2021 Highlights and Recent Operational Developments

CAP-1002 Cell Therapy Programs

CAP-1002 for Duchenne Muscular Dystrophy

●	Announced additional funding for our HOPE-3 trial ($30M upfront payment with potential for additional milestone payments of up to $705M) secured through a new partnership for the exclusive commercialization and distribution of CAP-1002, with Nippon Shinyaku Co., Ltd. – a Japanese pharmaceutical company with expertise in DMD and orphan diseases (January 2022)
●	Announced FDA clearance for our HOPE-3 Phase 3 clinical trial, which is aiming to enroll approximately 70 patients in a randomized, double-blind, placebo-controlled study across approximately 20-30 sites in the United States (November 2021)
●	Announced positive final data from our Phase 2 HOPE-2 clinical trial in patients with advanced stages of DMD (September 2021)

CAP-1002 for COVID-19

●	Completed the enrollment for our Phase 2 INSPIRE clinical trial, a randomized, double-blind, placebo-controlled study with 63 patients randomized in the United States (November 2021)
●	Top-line data from INSPIRE expected in the first quarter of 2022

Engineered Exosomes Platform

●	Announced positive preclinical data describing Capricor’s multivalent exosome mRNA vaccine for SARS-CoV-2’s capacity to elicit a strong T-cell and antibody response with potential for long-term, multivariant protection (December 2021)
●	Announced preclinical data demonstrating Capricor’s cardiosphere-derived exosome product as an antishock therapeutic (August 2021)
●	Signed exclusive, worldwide licensing agreement with Johns Hopkins University to include engineered exosomes for vaccines and therapeutics as part of the Capricor’s exosome technology portfolio (April 2021)
●	Announced new advances in exosome-mediated mRNA delivery platform (March 2021)

Corporate Developments

●	Announced relocation of corporate and research headquarters to San Diego, California, focused on both our cell and exosome-based platform expansion in multiple disease areas
●	Appointed Dr. Daniel Paulson as Vice President of Clinical Development to lead Capricor’s clinical programs
●	Appointed Yasmine Shad as Vice President of Quality to oversee quality for Capricor’s product pipeline
●	Appointed Dr. Kristi Elliott as Vice President of Research and Development to lead expansion efforts for our exosome-based platform
●	Appointed Karimah Es Sabar to our Board of Directors bringing over 35 years of biopharma leadership, drug development, venture investing and transactional experience to Capricor’s Board

Fourth Quarter and Full Year 2021 Financial Results

The Company reported a net loss of approximately $6.2 million, or $0.26 per share, for the fourth quarter of 2021, compared to a net loss of approximately $4.2 million, or $0.21 per share, for the fourth quarter of 2020. For the year ended December 31, 2021, the Company reported a net loss of approximately $20.0 million, or $0.87 per share, compared to a net loss of approximately $13.7 million, or $0.88 per share, for the year ended December 31, 2020.

Operating expenses: Total operating expenses for the fourth quarter of 2021, were approximately $6.4 million compared with approximately $4.2 million for the fourth quarter of 2020.

The Company’s cash and cash equivalents totaled approximately $34.9 million as of December 31, 2021, compared to approximately $32.7 million on December 31, 2020. The Company’s cash balance as of December 31, 2021 does not include the expected $30.0 million upfront payment from Nippon Shinyaku. Additionally, in the fourth quarter of 2021, Capricor issued no shares of common stock under its at-the-market offering program.

Financial Outlook

Capricor believes that based on the current operating plan and financial resources, the Company expects that the cash and cash equivalents will be sufficient to cover expenses and capital requirements for at least two years.

Conference Call and Webcast

To participate in the conference call, please dial 888-204-4368 (Domestic/Toll-Free) or 929-477-0402 (International) and reference the conference ID: 8000939. To participate via a webcast, please click here.

The webcast will be archived for approximately 30 days and will be available at http://capricor.com/news/events/.

About Capricor Therapeutics

Capricor Therapeutics, Inc. (NASDAQ: CAPR) is a biotechnology company focused on developing transformative cell and exosome-based therapeutics and vaccines for treating and preventing a broad spectrum of diseases. Capricor's lead candidate, CAP-1002, is an allogeneic cardiac-derived cell therapy that is currently in clinical development for treating Duchenne muscular dystrophy and the cytokine storm associated with COVID-19. Capricor is also developing its exosome technology as a next-generation therapeutic platform. The Company’s current focus is on developing exosomes capable of delivering nucleic acids, including mRNA as well as proteins, to treat or prevent a variety of diseases. For more information, visit www.capricor.com, and follow the Company on Facebook, Instagram and Twitter.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor's product candidates; the initiation, conduct, size, timing and results of discovery efforts and clinical trials; the pace of enrollment of clinical trials; plans regarding regulatory filings, future research and clinical trials; regulatory developments involving products, including the ability to obtain regulatory approvals or otherwise bring products to market; the ability to achieve product milestones and to receive milestone payments from commercial partners; plans regarding current and future collaborative activities and the ownership of commercial rights; scope, duration, validity and enforceability of intellectual property rights; future royalty streams, revenue projections; expectations with respect to the expected use of proceeds from the recently completed offerings and the anticipated effects of the offerings; and any other statements about Capricor's management team's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact Capricor's business is set forth in Capricor's Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission on March 15, 2021, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission on November 12, 2021. All forward-looking statements in this press release are based on information available to Capricor as of the date hereof, and Capricor assumes no obligation to update these forward-looking statements.

CAP-1002 is an Investigational New Drug and is not approved for any indications. None of Capricor’s exosome-based candidates have been approved for clinical investigation.

For more information, please contact:

Capricor Media Contact:

Raquel Cona

KCSA Strategic Communications

rcona@kcsa.com

212.896.1204

Capricor Investor Contact:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

617.435.6602

Capricor Company Contact:

AJ Bergmann, Chief Financial Officer

abergmann@capricor.com
310.358.3200

CAPRICOR THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020

REVENUE
Revenue	$—	$57,830	$244,898	$310,250

TOTAL REVENUE	—	57,830	244,898	310,250

OPERATING EXPENSES
Research and development	4,263,533	2,745,104	13,571,045	8,457,000
General and administrative	2,116,109	1,493,266	7,612,295	5,543,221

TOTAL OPERATING EXPENSES	6,379,642	4,238,370	21,183,340	14,000,221

LOSS FROM OPERATIONS	(6,379,642)	(4,180,540)	(20,938,442)	(13,689,971)

OTHER INCOME (EXPENSE)
Other income	181,039	—	548,207	—
Investment income	15,984	2,608	57,460	32,943
Forgiveness of debt	—	—	318,160	—
Loss on disposal of fixed assets	(7,905)	—	(7,905)	—

TOTAL OTHER INCOME (EXPENSE)	189,118	2,608	915,922	32,943

NET LOSS	(6,190,524)	(4,177,932)	(20,022,520)	(13,657,028)

OTHER COMPREHENSIVE INCOME (LOSS)
Net unrealized gain on marketable securities	—	—	—	757

COMPREHENSIVE LOSS	$(6,190,524)	$(4,177,932)	$(20,022,520)	$(13,656,271)

Net loss per share, basic and diluted	$(0.26)	$(0.21)	$(0.87)	$(0.88)
Weighted average number of shares, basic and diluted	24,150,714	20,373,647	23,089,323	15,571,056

CAPRICOR THERAPEUTICS, INC.

SUMMARY BALANCE SHEETS

	December 31, 2021	December 31, 2020

Cash and cash equivalents	$34,885,274	$32,665,874
Total assets	$41,330,323	$34,618,796

Total liabilities	$9,962,357	$6,419,012

Total stockholders’ equity - 24,185,001 and 20,577,123 common shares issued
and outstanding at December 31, 2021 and December 31, 2020, respectively	31,367,966	28,199,784
Total liabilities and stockholders’ equity	$41,330,323	$34,618,796